Exhibit 10.4

EXECUTION VERSION

TERM LOAN AGREEMENT

Dated as of February 29, 2016

between

FPI ILLINOIS I LLC and
FPI ILLINOIS II LLC,

as Borrowers,

and

MSD FPI PARTNERS, LLC,

as Lender

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SCHEDULES

2.1	Wire Instructions
5(h)	Required Consents and Approvals
7.2(a)	Indebtedness
7.2(b)	Liens
7.2(c)	Investments
7.2(f)	Affiliate Transactions

ii

TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT (this “Agreement”) is made as of February 29, 2016, by and among FPI Illinois I LLC, a Delaware limited liability company (“FPI I”), FPI Illinois II LLC, a Delaware limited liability company (“FPI II” and, together with FPI I, each, a “Borrower” and collectively, the “Borrowers”), and MSD FPI PARTNERS, LLC (the “Lender”), a Delaware limited liability company.

WHEREAS, the Borrowers have requested that the Lender make a term loan to the Borrowers in an aggregate principal amount of $53,000,000; and

WHEREAS, to induce the Lender to make such loan, the Borrowers and the Lender agree to enter into this Agreement pursuant to which the Lender will make such loan to the Borrowers.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1.    DEFINITIONS:

Certain capitalized terms are defined below:

Acquisition: The acquisition by the Borrowers of the Real Property pursuant to the Contribution Agreement.

Affiliate: With respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

Agreement: See preamble, which term shall include this Agreement and Schedules hereto, all as amended and in effect from time to time.

Bond Purchase Agreement: The Amended and Restated AgVantage Bond Purchase Agreement dated as of March 1, 2015, as amended as of June 2, 2015 and August 3, 2015, by and among the Guarantors, Farmer Mac Mortgage Securities Corporation and Federal Agricultural Mortgage Corporation.

Borrower and Borrowers: See preamble.

Business Day: Any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York or the state where the Lender’s office is located. If such day relates to the Loan, such term means a Business Day, as defined in the preceding sentence, that is also a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

Capitalized Leases: Leases under which any Borrower is the lessee or obligor, the discounted, future rental payment obligations under which are required to be capitalized on the balance sheet of the REIT in accordance with GAAP.

Change in Control: (a) For any reason whatsoever any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Closing Date) shall beneficially own a percentage of the then outstanding Equity Interests of the REIT having the power, directly or indirectly, to vote for the election of directors (or their equivalent) of the REIT (the “Voting Equity Interests”) that is more than 35% of the outstanding Voting Equity Interests of the REIT; or any “person” or “group” otherwise acquires the power to direct, directly or indirectly, the management or policies of the REIT; (b) the REIT shall cease to directly own 100% of the Equity Interests of FPOP GP; (c) FPOP GP shall cease to be the sole general partner of FPOP; or (d) FPOP shall cease to directly own 100% of the Equity Interests in any Borrower.

Charter Documents: In respect of any Person, the certificate or articles of incorporation or organization, the operating agreement, limited partnership agreement or the by-laws of such entity, or other constitutive documents of such entity.

CISADA: The Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, United States Public Law 111-195, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

Closing Date:  The first date on which the conditions set forth in §6.1 have been satisfied.

Code:  Internal Revenue Code of 1986, as amended from time to time.

Collateral: All of the property, rights and assets of each Borrower that are or are intended to be subject to the security interest created by the Security Documents.

Consent: In respect of any Person, any permit, license or exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law.

Contribution Agreement: The Contribution Agreement, dated as of November 9, 2015, by and among (a) Forsythe Family Farms, Inc., Gerald R. Forsythe, Forsythe-Fournier Farms, LLC (to become Marsha Forsythe Farms, LLC), Forsythe-Fawcett Farms, LLC, Forsythe- Bernadette Farms, LLC, Forsythe Land Company, Forsythe Family Farms, L.P., Forsythe Family Farms II, L.P., and Forsythe-Breslow Farms, LLC, and (b) the Borrowers, the REIT and FPOP.

Default: An event or act which with the giving of notice and/or the lapse of time, would become an Event of Default.

Dollar and $:  Lawful money of the United States of America.

Environmental Laws: All laws pertaining to environmental matters, including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and

Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, in each case as amended, and all rules, regulations, judgments, decrees, orders and licenses arising under all such laws.

Equity Interests: With respect to any Person, all of the shares of capital stock (or other ownership or profit interests in, including without limitation, any membership interest) of such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

ERISA: The Employee Retirement Income Security Act of 1974, as amended, and all rules, regulations, judgments, decrees, and orders arising thereunder.

Event of Default:  Any of the events listed in §8 hereof.

Existing Maturity Date:  See §2.4(a).

Federal Funds Rate: For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

FPI I: See preamble.

FPI II: See preamble.

FPOP:  Farmland Partners Operating Partnership, LP, a Delaware limited partnership.

FPOP GP: Farmland Partners OP GP, LLC, a Delaware limited liability company.

GAAP: Generally accepted accounting principles consistent with those adopted by the Financial Accounting Standards Board and its predecessor, as in effect from time to time.

Governmental Approvals: Any and all licenses, permits, certificates, certifications, consents, registrations or contracts, authorizations and approvals of each Governmental Authority issued or required under laws applicable to the business of any Borrower or necessary in the sale, furnishing, or delivery of goods or services under laws applicable to the business of any Borrower.

Governmental Authority: The government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

Guarantors:  Collectively, the REIT and FPOP.

Guaranty: The Guaranty entered into as of the date hereof by each Guarantor in favor of the Lender, as amended and in effect from time to time.

Indebtedness: In respect of any Person, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits received or advances of any kind; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business which are not overdue); (f) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise to be secured by) any Lien on property owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed; (g) all guarantees by such Person of obligations of others; (h) all Capitalized Lease obligations of such Person; (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; (k) hedging obligations, as calculated on a basis satisfactory to the Lender and in accordance with accepted practice; and (l) all obligations of such Person to purchase, redeem, retire or otherwise acquire for value any Equity Interest.

Indemnitee:  See §10(a).

Interest Period: Initially, the period commencing on the Closing Date and ending on the date one month thereafter, and each one-month period thereafter; provided that:

(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)no Interest Period shall extend beyond the Maturity Date.

Lender:  See preamble.

LIBOR Rate: For any Interest Period, a rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Bloomberg (or other commercially available source providing quotations of BBA LIBOR as designated by the Lender from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a one-month term; provided that the LIBOR Rate shall in no event be less than zero. If such rate is not available at such time for any reason, then the “LIBOR Rate” for such Interest Period shall be the rate per annum determined by the Lender to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Loan with a one-month term would be offered by one or more money center banks to major banks in the London interbank eurodollar market (as designated by the Lender) at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

Liens: Any encumbrance, mortgage, pledge, hypothecation, charge, restriction or other security interest of any kind securing any obligation of any Person.

Loan:  See §2.1(a).

Loan Amount:  See §2.1(a).

Loan Documents: This Agreement, the Note, the Guaranty, and the Security Documents, in each case as from time to time amended or supplemented.

Loan Party and Loan Parties: Individually, any Borrower or Guarantor, and collectively, the Borrowers and the Guarantors.

Material Contracts: Collectively, each lease with respect to the Real Property that has annual payments in excess of $250,000, the Contribution Agreement, the Bond Purchase Agreement and any contract or agreement which is or would constitute a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K.

Materially Adverse Effect: Any set of circumstances or events that (a) has or is likely to have any material adverse effect upon the validity or enforceability of any Loan Documents or any material term or condition contained therein; (b) is likely to be material and adverse to the condition (financial or otherwise), business assets, operations, or property of any Loan Party, or (c) materially impairs or is likely to materially impair the ability of any Loan Party to perform the Loan Documents.

Maturity Date: The earlier of (a) the later of (i) April 29, 2016 and (ii) if maturity is extended pursuant to §2.4, such extended maturity date as determined pursuant to such Section and (b) such earlier date on which the Loan may become due and payable pursuant to the terms hereof.

Mortgage: Collectively, each Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated as of the Closing Date, from the applicable Borrower in favor of the Lender and in form and substance satisfactory to the Lender, as amended and in effect from time to time.

Note:  See §2.1(b).

Obligations: All indebtedness, obligations and liabilities of the any Loan Party to the Lender, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any other Loan Document or in respect of the Loan or the Note or other instruments at any time evidencing any thereof.

OFAC: The Office of Foreign Assets Control of the United States Department of the Treasury.

Person: Any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

Prime Rate: For any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein or any similar release by the Federal Reserve Board, (b) the sum of one half of one percent (0.50%) per annum and the Federal Funds Rate, and (c) the sum of (i) the LIBOR  Rate calculated for each such day based on an interest period of one month determined two (2) Business Days prior to such day, plus (ii) one percent (1.00%) per annum, in each instance, as of such day. Any change in the Prime Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “bank prime loan” rate, the Federal Funds Rate or the LIBOR Rate for an interest period of one month.

Real Property: The real property located in the State of Illinois subject to and as further described in each Mortgage.

REIT: Farmland Partners Inc., a Maryland corporation.

Related Party:  See §10(a).

Requirement of Law: In respect of any Person, any law, treaty, rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon such Person or affecting any of its property.

Sanctioned Countries: A country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time.

Sanctioned Person: Either (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at  http://www.treas.gov/offices/eottfc/ofac/sdn/index.html, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

Security Documents: Collectively, the Mortgages and all other agreements, instruments and documents that create or purport to create a Lien in favor of the Lender, including without limitation, Uniform Commercial Code financing statements executed and/or delivered in connection with any Security Document.

Senior Officer: The chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to §6.1, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Senior Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Senior Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

Solvent: As of any date of determination, that on such date (a) the fair value of the property of each Borrower is greater than the total amount of liabilities, including contingent liabilities, of each Borrower, (b) the present fair salable value of the assets of each Borrower is not less than the amount that will be required to pay the probable liability of each Borrower on its debts as they become absolute and matured, (c) no Borrower intends to, and no Borrower believes that it will, incur debts or liabilities beyond such Borrower’s ability to pay such debts and liabilities as they mature, (d) no Borrower is engaged in business or a transaction, and no Borrower is about to engage in business or a transaction, for which its property would constitute an unreasonably small capital, and (e) each Borrower is able to pay the debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Subsidiary: In respect of any Borrower, any business entity of which such Borrower at any time owns or controls directly or indirectly more than fifty percent (50%) of the outstanding shares of stock (or other equity interests) having voting power, regardless of whether such right to vote depends upon the occurrence of a contingency.

Supplemental Amount:  See §2.5.

TWEA: The Trading with the Enemy Act, 50 U.S.C. App §§5, 16, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

USA Patriot Act: The United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

2.    THE LOAN.

2.1.The Loan.

(a)Subject to the terms and conditions of this Agreement, the Lender agrees to lend to the Borrowers an aggregate principal amount of $53,000,000 (as such may be outstanding from time to time, the “Loan Amount”) on the Closing Date (the “Loan”); provided that the Loan shall be funded net of additional interest in an amount equal to 4.00% of the Loan Amount. The Borrowers hereby instruct the Lender to fund the Loan, net of such additional interest amount, on the Closing Date by wire transfer of immediately available funds in accordance with the wire instructions set forth on Schedule 2.1 for purposes of making certain payments contemplated pursuant to that certain Settlement Statement dated the date hereof among the Borrowers, Forsythe Family Farms, Inc. and Attorneys’ Title Guaranty Fund, Inc., as agent for First American Title Insurance Company. Amounts borrowed under this §2.1(a) and repaid or prepaid may not be reborrowed.

(b)The joint and several obligation of each Borrower to repay to the Lender the principal of the Loan and interest accrued thereon shall be evidenced by a promissory note (the “Note”) in the maximum aggregate principal amount of $53,000,000 executed and delivered by the Borrowers and payable to the order of the Lender, in form and substance satisfactory to the Lender.

2.2.Interest. So long as no Event of Default is continuing, and subject to §3, the Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the LIBOR Rate plus 3.00%, such interest to be payable in arrears on the last day of each Interest Period and on the date the Loan is indefeasibly paid in full in cash. While an Event of Default is continuing, amounts payable under any of the Loan Documents shall bear interest (compounded monthly and payable on demand in respect of overdue amounts) at a rate per annum which is equal to the rate otherwise in effect plus two percent (2.00%) until such amount is paid in full or (as the case may be) such Event of Default has been cured or waived in writing by the Lender (after as well as before judgment).

2.3.Repayments and Prepayments. The Borrowers hereby, jointly and severally, agree to pay the Lender on the Maturity Date the entire unpaid principal of and interest on the Loan. Subject to the payment of any amounts required to be paid pursuant to §3.5,  the Borrowers may elect to prepay the outstanding principal of all or any part of the Loan. The Borrowers shall give the Lender no later than 10:00 a.m. New York City time, at least three (3) Business Days prior written or telephonic notice, of any proposed prepayment pursuant to this §2.3 of the Loan, specifying the proposed date of such prepayment and the amount to be prepaid.

2.4.Extension of Maturity Date.

(a) No more than three times during the term of this Agreement, the Borrowers may, by notice to the Lender not earlier than ten (10) Business Days and not later than two (2) Business Days prior to the Maturity Date then in effect hereunder in respect of the Loan (the “Existing Maturity Date”), request a one-month extension of the

Existing Maturity Date; it being understood that so long as the conditions set forth in clause (b) below are satisfied, the Lender shall automatically grant such extension.

(b)As a condition precedent to such extension, the Borrowers shall deliver to the Lender a certificate of each Loan Party dated as of the Existing Maturity Date signed by a Senior Officer of such Loan Party certifying that, before and after giving effect to such extension, (x) the representations and warranties contained in §5 and the other Loan Documents are true and correct on and as of the Existing Maturity Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, (y) no monetary Default exists and (z) no Event of Default exists. Upon satisfaction of the foregoing condition, the Lender shall notify the Borrowers of the extension of the Existing Maturity Date.

(c)The Borrowers agree, jointly and severally, to pay to the Lender an additional amount (each, an “Additional Amount”) equal to 1.00% of the Loan Amount in connection with each such extension of the Existing Maturity Date. Each such Additional Amount shall be due and payable on each date on which the Existing Maturity Date is extended in accordance with this Section.

2.5.Supplemental Amount.  Without limiting any of the amounts payable under

§2.2, if the Loan is not indefeasibly paid in full in cash on the Maturity Date, the Borrowers agree, jointly and severally, to pay to the Lender on the day immediately after the Maturity Date, a supplemental amount (the “Supplemental Amount”) equal to 2.00% of the Loan Amount; provided that such Supplemental Amount shall increase by an additional 2.00% of the Loan Amount, and shall be due and payable, on each one-month anniversary of the Maturity Date until the Loan is indefeasibly paid in full in cash.

3.    CHANGES IN CIRCUMSTANCES; ETC.

3.1.Inability to Determine LIBOR Rate. In the event, prior to the commencement of any Interest Period, the Lender shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to the Loan during any Interest Period, the Lender shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers) to the Borrowers. If such notice is given, (a) the interest rate applicable to the Loan for such Interest Period shall be the rate per annum equal to the Prime Rate plus 2.00%, determined and effective as of the first day of such Interest Period, (b) each reference herein to the “LIBOR Rate” for any Interest Period shall be deemed thereafter to be a reference to the Prime Rate, and (c) such substituted rate shall thereafter be determined by the Lender.

3.2.Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for the Lender to make or maintain the Loan at the LIBOR Rate, the Lender shall forthwith give notice of such circumstances to the Borrowers and thereupon the Loan shall be converted automatically to a Loan bearing interest at the rate per annum equal to the Prime Rate plus 2.00% on the last day of the applicable Interest Period or within such earlier period as may be required by law.   The Borrowers hereby, jointly and severally, agree promptly to pay the

Lender,  upon  demand  by the  Lender,  any additional  amounts  necessary to  compensate the Lender for any costs incurred by the Lender in making any conversion in accordance with this §3.2, including any interest or fees payable by the Lender to lenders of funds obtained by it in order to make or maintain the Loan at the LIBOR Rate hereunder.

3.3.Change in Circumstances. If, on or after the date hereof the Lender reasonably determines that (a) the adoption of, or any change in, any applicable law, rule, regulation or guideline or the interpretation or administration thereof (whether or not having the force of law), or (b) compliance by the Lender or its parent holding company with any guideline, request or directive (whether or not having the force of law), (i) shall subject the Lender to any tax, duty or other charge with respect to the Loan or the Note, or shall change the basis of taxation of payments to the Lender of the principal of or interest on, the Loan or in respect of any other amounts due under this Agreement in respect of the Loan (other than with respect to taxes based upon the Lender’s net income), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, the Lender, or shall impose on the Lender or the London interbank market any other condition affecting the Loan or the Note, and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining the Loan at the LIBOR Rate, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under the Note with respect to the Loan, by an amount reasonably deemed by the Lender to be material, then, upon demand by the Lender, the Borrowers, jointly and severally, agree to pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction.

3.4.Certificate. A certificate setting forth any additional amounts payable pursuant to §3.3 and a brief explanation of such amounts which are due, submitted by the Lender to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

3.5.Indemnity. The Borrowers, jointly and severally, agree to indemnify and hold the Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) the Lender may sustain as a consequence of the Borrowers’ failure to pay the principal amount of the Loan as and when due or the payment of the Loan on a date that is not the last day of the Interest Period applicable thereto, including interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain the Loan at the LIBOR Rate.

4.    CERTAIN GENERAL PROVISIONS.

All payments to be made by the Borrowers hereunder or under any of the other Loan Documents shall be made in Dollars in immediately available funds at the Lender’s office at the address set forth below the Lender’s signature hereto, without set-off or counterclaim  and without any withholding or deduction whatsoever. If any payment hereunder is required to be made on a day which is not a Business Day, it shall be paid on the immediately succeeding Business Day, with interest and any applicable fees adjusted accordingly. All computations of fees, if any, and interest shall be made on the basis of a 360-day year of twelve 30-day months (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on the Loan for the day on which the Loan is made, and shall not accrue on the Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any portion of the Loan that is repaid on the same day on which it is made shall bear interest for one day. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

5.    REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants to the Lender that:

(a)such Borrower is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and is duly qualified and in good standing in every other jurisdiction where it is doing business, and the execution, delivery and performance by such Borrower of the Loan Documents to which it is a party (i) are within its limited liability company authority, (ii) have been duly authorized, and (iii) do not conflict with or contravene its Charter Documents;

(b)upon execution and delivery thereof, each Loan Document to which such Borrower is a party shall constitute the legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally; and (ii) the application of general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law;

(c)such Borrower has good and marketable title to all its material properties, subject only to Liens permitted hereunder, and possesses all assets, including intellectual properties, franchises and Consents, adequate for the conduct of its business as now conducted, without known conflict with any rights of others. Such Borrower maintains insurance with financially responsible insurers, copies of the policies for which have been previously delivered to the Lender, covering such risks and in such amounts and with such deductibles as are customary in such Borrower’s business and are adequate;

(d)since December 31, 2014, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Materially Adverse Effect;

(e)there are no legal or other proceedings or investigations pending or threatened against any Loan Party before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Materially Adverse Effect;

(f)the execution, delivery, performance of its obligations, and exercise of its rights under the Loan Documents to which such Borrower is a party by such Borrower, including borrowing under this Agreement (i) do not require any Consents other than (x) those which have already been obtained, and (y) the filing of Uniform Commercial Code financing statements and the recording of the Mortgages in respect of Liens granted under the Security Documents; and (ii) are not and will not be in conflict with or prohibited or prevented by (x) any Requirement of Law, or (y) any Charter Document,

limited liability company minute or resolution, instrument, agreement or provision thereof, in each case binding on it or affecting its property;

(g)such Borrower is not in violation of (i) any Charter Document, limited liability company minute or resolution, (ii) any instrument or agreement, in each case binding on it or affecting its property, or (iii) any Requirement of Law, including, without limitation, all applicable federal and state tax laws, ERISA and Environmental Laws;

(h)Schedule 5(h) sets forth all required Consents and approvals of all Persons including all requisite Governmental Authorities for the execution, delivery and performance of the Loan Documents and for the operation of the business of such Borrower. Except as expressly set forth in Schedule 5(h), such Borrower has, to the extent applicable: (i) obtained (or been duly assigned) all required Consents and approvals, including without limitation, all Governmental Approvals, for the Acquisition and the acquisition, renovation of, investment in or operation of its businesses and facilities; and (ii) obtained and maintains in good standing all required Governmental Approvals. No event has occurred or other fact exists with respect to the Governmental Approvals that allows, or after notice or lapse of time or both, would allow, revocation, suspension, restriction, limitation or termination of any of the Governmental Approvals. No notice from any Governmental Authority in respect to the revocation, suspension, restriction, limitation or termination of any Governmental Approvals has been delivered, issued, proposed or, to the knowledge of such Borrower, threatened. Such Borrower has duly and timely filed all material reports, statements and filings that are required to be filed by it;

(i)upon execution and delivery of the Security Documents and the filing of documents thereby required, the Lender shall have first priority perfected Liens on the Collateral with no financing statements, chattel mortgages, real estate mortgages or similar filings on record anywhere which conflict with such first priority Liens of the Lender, subject only to Liens permitted hereunder and entitled to priority under applicable law;

(j)such Borrower is Solvent;

(k)neither such Borrower nor any of its Affiliates (i) is a Sanctioned Person, (ii) has any of its assets in Sanctioned Countries, or (iii) derives any of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of the Loan will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended;

(l)neither such Borrower nor any of its Affiliates (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. Such Borrower has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law), to ensure that each is and will continue to be in compliance with all Anti-Money Laundering Laws; and

(m)such Borrower has no Subsidiaries and is not a party to any partnership or joint venture.

6.    CONDITIONS PRECEDENT.

6.1.Conditions to Closing Date Borrowing. In addition to the making of the foregoing representations and warranties and the delivery of the Loan Documents and such other documents and the taking of such actions as the Lender may require at or prior to the time of executing this Agreement, the obligation of the Lender to make the Loan is subject to the satisfaction of the following further conditions precedent:

(a)each of the representations and warranties of each Loan Party to the Lender herein, in any of the other Loan Documents or in any other documents, certificate or other paper or notice in connection herewith shall be true and correct;

(b)no Default or Event of Default shall be continuing;

(c)evidence satisfactory to the Lender that the Loan Parties have obtained all required Consents and approvals of all Persons including all requisite Governmental Authorities (including all Consents set forth in Schedule 5(h)) to the execution, delivery and performance of the Loan Documents and to the operation of the business of each Borrower;

(d)all fees required to be paid to the Lender or its counsel on or before the Closing Date shall have been paid;

(e)evidence satisfactory to the Lender that the Acquisition shall have been or shall be, contemporaneously with the funding of the Loan hereunder, consummated in a manner satisfactory to the Lender;

(f)all proceedings in connection with the transactions contemplated hereby shall be in form and substance satisfactory to the Lender, and the Lender shall have received all information and documents as it may have reasonably requested; and

(g)no change shall have occurred in any law or regulation or in the interpretation thereof that in the reasonable opinion of the Lender would make it unlawful for the Lender to make such Loan.

7.    COVENANTS.

7.1.Affirmative Covenants. Each Borrower agrees that until the payment and satisfaction in full in cash of all the Obligations, such Borrower will comply with its obligations as set forth throughout this Agreement and to:

(a)keep true and accurate books of account in accordance with GAAP, maintain its current fiscal year and permit the Lender or its designated representatives to inspect such Borrower’s premises, assets and books and records and  bank  accounts during normal business hours (or at any time if an Event of Default exists), to examine and be advised as to such or other business records upon the request of the Lender, and to permit the Lender’s commercial finance examiners to conduct periodic commercial finance examinations and audits of such Borrower;

(b)(i) maintain its limited liability company existence, business and assets,

(ii)keep its business and assets adequately insured, (iii) maintain its chief executive office in the United States, (iv) continue to engage in the same line of business as in effect as of the Closing Date, and (v) comply with all Requirements of Law, including ERISA and Environmental Laws;

(c)notify the Lender promptly in writing of (i) the occurrence of any Default or Event of Default, (ii) any noncompliance with ERISA or any Environmental Law or proceeding in respect thereof which could have a Materially Adverse Effect, (iii) any change of address, (iv) any threatened in writing or pending material litigation or similar proceeding affecting any Loan Party or any material change in any such litigation or proceeding previously reported and (v) material claims against any Collateral;

(d)use the proceeds of the Loan solely for purposes of the Acquisition and not, for the avoidance of doubt, for the purpose of carrying any “margin security” or “margin stock” within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224; and

(e)cooperate with the Lender, take such action, execute such documents, and provide such information as the Lender may from time to time reasonably request in order further to effect the transactions contemplated by and the purposes of the Loan Documents, including without limitation, the delivery at the Borrowers’ expense of additional security, appraisals, title insurance, surveys, or environmental assessments.

7.2.Negative Covenants. Each Borrower agrees that until the payment and satisfaction in full in cash of all the Obligations, such Borrower will not:

(a)create, incur or assume any Indebtedness other than (i) Indebtedness to the Lender; (ii) current liabilities of such Borrower not incurred through the borrowing of money or the obtaining of credit except credit on an open account customarily extended;

(iii)Indebtedness in respect of taxes or other governmental charges contested in good faith and by appropriate proceedings and for which adequate reserves have been taken; and (iv) Indebtedness not included above and listed on Schedule 7.2(a) hereto;

(b)create or incur any Liens on any of the property or assets of such Borrower except (i) Liens securing the Obligations; (ii) Liens securing taxes or other governmental charges not yet due; (iii) deposits or pledges made in connection with social security obligations; (iv) Liens of carriers, warehousemen, mechanics and materialmen, less than 120 days old as to obligations not yet due; (v) easements, rights-of-way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a Materially Adverse Effect; and (vi) other Liens existing on the date hereof and listed on Schedule 7.2(b) hereto or on any title policies delivered in connection with the Mortgages;

(c)make any investments other than investments in (i) marketable obligations of the United States maturing within one (1) year, (ii) certificates of deposit, bankers’ acceptances and time and demand deposits of United States banks having total assets in excess of $1,000,000,000, or (iii) other investments existing on the date hereof and listed on Schedule 7.2(c) hereto;

(d)make any dividend or other distribution (whether in cash, securities or other property) on or in respect of its Equity Interests of any nature whatsoever, other than distributions of operating cash flow to FPOP;

(e)become party to a merger, dissolution, liquidation, consolidation or sale- leaseback transaction, or to effect any disposition of assets other than dispositions of obsolete or worn out property in the ordinary course of business;

(f)enter into any transaction of any kind with any Affiliate of such Borrower, whether or not in the ordinary course of business, other than (i) transactions existing on the date hereof and listed on Schedule 7.2(f) hereto or (ii) the joint and several obligations and guaranties by the Loan Parties in each case with respect to the Obligations;

(g)engage in any line of business other than owning and operating the Real Property or any business substantially related or incidental thereto;

(h)modify or amend any Charter Document in any manner or materially modify or amend any Material Contract in either case without the prior written consent of the Lender;

(i)(i) become an OFAC Listed Person or (ii) have any investments in, or engage in any dealings or transactions with, any Blocked Person where such investments, dealings or transactions could reasonably be expected to result in the Lender being in violation of the laws and regulations referenced in §§5(k) or (l), TWEA, §1 of the Anti- Terrorism Order, the USA Patriot Act or CISADA (as the same may be amended from time to time, or any successor or supplemental laws or regulations of similar substance); or

(j)change the date of the end of its fiscal year from December 31.

8.    EVENTS OF DEFAULT; ACCELERATION.

If any of the following events (“Events of Default”) shall occur:

(a)Borrowers shall fail to pay when due and payable any principal of the Loan when the same becomes due;

(b)any Loan Party shall fail to pay interest on the Loan or any other sum due under any of the Loan Documents within three (3) Business Days after the date on which the same shall have first become due and payable;

(c)(i) any Borrower shall fail to perform any term, covenant or agreement contained in §§7.1(b)(i), 7.1(c), 7.1(d), 7.2, (ii) any Guarantor shall fail to perform any term, covenant or agreement contained in §8 of the Guaranty, or (iii) an “Event of Default” under and as defined in any Mortgage shall have occurred;

(d)any Loan Party shall fail to perform any other term, covenant or agreement applicable to it contained in the Loan Documents (other than those referred to in §§8(a), 8(b) and 8(c) above) within fifteen (15) days after the earlier of (i) the date on which Lender has given written notice of such failure to the Borrowers or (ii) the date on which a Senior Officer of any Borrower obtains actual knowledge of such failure;

(e)any representation or warranty of any Loan Party in any Loan Document or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made;

(f)any Loan Party shall be in default (after any applicable period of grace or cure period) under any agreement or agreements evidencing Indebtedness in excess of

$1,000,000 in aggregate principal amount, or shall fail to pay such Indebtedness when due, or within any applicable period of grace;

(g)any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document;

(h)any Loan Party (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within sixty (60) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law;

(i)any Loan Party shall be unable to pay its debts as they mature;

(j)there shall remain undischarged for more than thirty (30) days any final judgment or execution action against any Loan Party that, together with other outstanding claims and execution actions against any Loan Party (not covered by insurance) exceeds $1,000,000 in the aggregate;

(k)any Borrower shall be in default (after any applicable period of grace or cure period) under any Material Contract and such default shall not have been cured to the satisfaction of the other party thereto, or any of such Material Contracts shall have been terminated or not renewed; or

(l)there occurs any Change in Control;

THEN, or at any time thereafter:

(i)In the case of any Event of Default under clause (h) or (i), the entire unpaid principal amount of the Loan, all interest accrued and unpaid thereon, and all other amounts payable thereunder and under the other Loan Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by each Borrower; and

(ii)In the case of any Event of Default other than (h) and (i), the Lender may, by written notice to the Borrowers, declare the unpaid principal amount of the Loan, all interest accrued and unpaid thereon, and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower.

No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

9.    SETOFF.

Regardless of the adequacy of any collateral for the Obligations, any deposits or other sums credited by or due from the Lender to any Borrower may be applied to or set off against any principal, interest and any other amounts due from the Borrowers to the Lender at any time without notice to any Borrower, or compliance with any other procedure imposed by statute or otherwise, all of which are hereby expressly waived by each Borrower.

10.    MISCELLANEOUS.

(a) Each Borrower indemnifies the Lender and each Affiliate, officer, director, agent, consultant and employee (each, a “Related Party”) of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual, out-of-pocket losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who  may be employees  of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including by any Loan Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of  the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents, (ii) the issuance of the Loan or the use or proposed use of the proceeds therefrom, (iii) any liabilities under or on account of any Environmental Laws, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b)Whether or not the transactions contemplated hereby are consummated, the Borrowers, jointly and severally, agree to pay all costs and expenses (including reasonable attorneys’ fees of a special counsel for the Lender and local or other counsel for the Lender) incurred by the Lender in connection with such transactions and in connection with any amendments, waivers, consents or payoffs under or in respect of this Agreement or any other Loan Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (i) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or any other Loan Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Loan Document, or by reason of being the Lender hereunder and (ii) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of any Loan Party or in connection with any work-out or restructuring of the transactions contemplated hereby and by the other Loan Documents.

(c)Any communication to be made hereunder shall (i) be made in writing, but unless otherwise stated, may be made by e-mail, telecopier or by overnight courier service (charges prepaid) and (ii) be made or delivered to the e-mail address of the party receiving notice which is provided by such receiving party from time to time to the other parties hereto or the telecopier number or address of the party receiving notice which is identified with its signature below (unless such party has by five (5) days written notice specified another telecopier number or address) including the counsel to be copied therewith. Notices and other communications sent by overnight courier service shall be deemed to have been given when received; notices and other communications sent by telecopier or e-mail shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

(d)This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, but no Borrower may assign its rights or obligations hereunder. This Agreement may not be amended or waived except by a written instrument signed by each Borrower and the Lender, and any such amendment or waiver shall be effective only for the specific purpose given. No failure or delay by the Lender to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Agreement are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Agreement, together with all Schedules hereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement and any amendment hereby may be executed in several counterparts, all of which shall constitute one agreement. In proving this Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate.  Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or e- mail transmission shall be promptly followed by such manually executed counterpart.

(e)THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).

(f)EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK AND OF ANY FEDERAL COURT SITTING THEREIN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT  THAT  THE  LENDER  MAY  OTHERWISE  HAVE  TO  BRING ANY

ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(g)EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (f) OF THIS SECTION. EACH BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(h)EACH BORROWER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN §10(c). NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(i)EACH OF THE BORROWERS AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE BORROWERS AND THE LENDER (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT, IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, EACH OF THE BORROWERS AND THE LENDER IS RELYING UPON, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

(j)All Obligations of the Borrowers hereunder and under the Note and the other Loan Documents are joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise. Each Borrower agrees that its joint and several obligations hereunder shall not be discharged until the indefeasible payment in full in cash of the Obligations, and that such obligations are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Loan Party is or may become a party or be bound; (ii) the absence of any action to enforce this

Agreement or any other Loan Document, or any waiver, consent or indulgence of any kind by Lender with respect thereto; (iii) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any security or guaranty); (iv) the insolvency of any Loan Party; (v) any election by Lender in an insolvency proceeding for the application of Section 1111(b)(2) of Title 11 of the United States Code; (vi) any borrowing or grant of a Lien by any other Loan Party, as debtor-in-possession under Section 364 of Title 11 of the United States Code or otherwise; (vii) the disallowance of any claims of Lender against any Loan Party for the repayment of any Obligations under Section 502 of Title 11 of the United States Code or otherwise; or (viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except the indefeasible payment in full in cash of the Obligations.

11.    USA PATRIOT ACT NOTICE.

The Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act, it may be required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow the Lender to identify each Borrower in accordance with the USA Patriot Act.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Term Loan Agreement as of the date first above written.

FPI ILLINOIS I LLC,
a Delaware limited liability company

By:	Farmland Partners Operating Partnership, LP,
a Delaware limited partnership, its sole member

By:	Farmland Partners OP GP, LLC,
a Delaware limited liability company,
its sole general partner

By:	Farmland Partners Inc.,
a Maryland corporation, its sole member

By:	/s/ Luca Fabbri
Name: Luca Fabbri
Title: Chief Financial Officer, Secretary and
Treasurer

Address:

Farmland Partners Inc.
4600 S. Syracuse Street # 1450
Denver. CO 80237

with a copy to:

Christopher S. Delson
Morrison & Foerster LLP
250 West 55th Street
New York, NY 10019-9601

[Signature Page to Term Loan Agreement -Farmland]

FPI ILLINOIS II LLC
a Delaware limited liability company

By:	Farmland Partners Operating Partnership, LP,
a Delaware limited partnership, its sole member

By:	Farmland Partners OP GP, LLC,
a Delaware limited liability company,
its sole general partner

By:	Farmland Partners Inc.,
a Maryland corporation, its sole member

By:	/s/ Luca Fabbri
Name: Luca Fabbri
Title: Chief Financial Officer, Secretary and
Treasurer

Address:

Farmland Partners Inc.
4600 S. Syracuse Street #1450
Denver, CO 80237

with a copy to:

Christopher S. Delson
Morrison & Foerster LLP
250 West 55th Street
New York, NY 10019-9601

[Signature Page to Term Loan Agreement -Farmland]

MSD FPI PARTNERS, LLC, as Lender

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Vice President

Address:

645 Fifth Ave., 21st Floor
New York, NY 10022
Attn: Marcello Liguori
Phone: 212-303-1650
Fax: 212-303-1772
Email: mliguori@msdcapital.com

with a copy to:

Morgan, Lewis & Bockius LLP
One State Street
Hartford, CT 06103-3178
Attn: Daniel I. Papermaster
Phone: 860-240-2954
Fax: 860-240-2701
Email: daniel.papermaster@morganlewis.com

[Signature Page to Term Loan Agreement -Farmland]

SCHEDULE 2.1

Wire Instructions

Name of Bank: Harris Bank

Address of Bank: 111 West Monroe Street Chicago IL 60603 ABA

No.: 071000288

Account Name:  Attorneys’ Title Guaranty Fund, Inc. Commercial Closing Escrow Account

Account Number:  179-092-2

Reference: Farmland Partners

SCHEDULE 5(h)

Required Consents and Approvals

None.

SCHEDULE 7.2(a)

Indebtedness

None.

SCHEDULE 7.2(b)

Liens

None.

SCHEDULE 7.2(c)

Investments

None.

SCHEDULE 7.2(f)

Affiliate Transactions

None.